Exhibit 99.1

GMS REPORTS FIRST QUARTER FISCAL 2022 RESULTS

Net Sales Top $1 Billion

Record Levels of Net Sales, Net Income and Adjusted EBITDA

Tucker, Georgia, September 2, 2021. GMS Inc. (NYSE: GMS), a leading North American specialty distributor of interior building products, today reported financial results for the fiscal first quarter ended July 31, 2021.

First Quarter Fiscal 2022 Highlights

(Comparisons are to the first quarter of fiscal 2021, except where noted.)

•	Net sales of $1.04 billion increased 29.8%; organic net sales increased 23.2%. On a per day basis, net sales increased 31.9% and organic net sales increased 25.2%.
•	Net income of $61.2 million, or $1.39 per diluted share; adjusted net income of $73.3 million, or $1.67 per diluted share.
•	Gross margin of 32.2%, down slightly.
•	SG&A and Adjusted SG&A as a percentage of sales were 20.5% and 20.2%, representing 230 and 200 basis points of improvement, respectively.
•	Adjusted EBITDA of $128.1 million increased 54.2%; Adjusted EBITDA margin improved 200 basis points to 12.3% from 10.3%.
•	Completed two business acquisitions and five greenfield location openings.
•	Net debt leverage was 2.7 times as of the end of the first quarter of fiscal 2022, down from 3.0 times a year ago.

“GMS’s outstanding performance continued, as we delivered another quarter of record net sales, net income and Adjusted EBITDA, including recording more than a billion dollars in quarterly net sales for the first time in the Company’s history,” said John C. Turner, Jr., President and Chief Executive Officer. “We are continuing to benefit from a robust residential market, an inflationary environment and strong demand for our complementary products, while our team’s solid execution of our strategic growth priorities helped offset continuing softness in many commercial markets. We successfully navigated a very dynamic business environment, while leveraging our scale and operational strength to ensure the continuity of supply needed to provide best-in-class service to our customers. This resulted in greater profitability, including more than double the net income and 200 basis points of improvement in Adjusted EBITDA margin compared to the first quarter of fiscal 2021.”

Turner continued, “As we look ahead to the remainder of fiscal 2022 and beyond, we expect to continue both greenfields and acquisitions to enter underserved markets and boost our product offerings. I am confident that our focus on our strategic priorities and our team’s continued drive to execute will position us to generate value for our shareholders well into the future.”

First Quarter Fiscal 2022 Results

Net sales for the first quarter of fiscal 2022 of $1.04 billion increased 29.8% as compared with the COVID-19 impacted prior year quarter, primarily due to strong residential end markets, inflationary pricing, solid demand for our complementary products and the acquisitions of D.L. Building Materials and Westside Building Material. Organic net sales increased 23.2%.

Including the impact from one less selling day in the first quarter of fiscal 2022 than the same period a year ago, net sales and organic net sales were up 31.9% and 25.2%, respectively.

Year-over-year sales increases by product category, which in all cases resulted from both higher volumes and higher price and mix combined, were as follows:

•	Wallboard sales of $390.1 million increased 18.9% (up 14.0% on an organic basis).

•	Ceilings sales of $138.1 million increased 20.4% (up 16.7% on an organic basis).

•	Steel framing sales of $196.3 million increased 77.6% (up 68.7% on an organic basis).

•	Complementary product sales of $317.6 million increased 27.4% (up 18.1% on an organic basis).

Gross profit of $335.8 million increased 28.9% compared to the first quarter of fiscal 2021. Gross margin of 32.2% declined 30 basis points year-over-year primarily due to price-cost dynamics related to the timing of the implementation of price actions, particularly in wallboard.

Selling, general and administrative (“SG&A”) expense as a percentage of net sales improved 230 basis points to 20.5% for the quarter compared to 22.8% in the first quarter of fiscal 2021. Adjusted SG&A expense as a percentage of net sales of 20.2% improved 200 basis points from 22.2 % in the prior year quarter as significant product inflation outpaced increases in operating costs.

Net income more than doubled to $61.2 million, or $1.39 per diluted share, compared to net income of $27.2 million, or $0.63 per diluted share, in the first quarter of fiscal 2021. Adjusted net income was $73.3 million, or $1.67 per diluted share, compared to $40.3 million, or $0.94 per diluted share, in the first quarter of the prior fiscal year.

Adjusted EBITDA increased 54.2% to $128.1 million compared to the prior year quarter. Adjusted EBITDA margin of 12.3% improved 200 basis points from 10.3% for the first quarter of fiscal 2021.

Platform Expansion Activity

During the first quarter of fiscal 2022, the Company completed two acquisitions, including the previously announced acquisition of Westside Building Material (“Westside”), one of the largest independent distributors of interior building products in the U.S. The transaction closed on July 1, 2021, expanding and enhancing GMS’s presence in multiple California metro areas and providing entry into the Las Vegas market. In addition, on June 3, 2021, the Company purchased Architectural Coatings Distributors, Inc. to further expand its complementary product offerings and add an EIFS/Stucco product line in the Cleveland, Ohio market, a top 40 Metropolitan Statistical Area (“MSA”.)

During the first quarter of fiscal 2022, the Company also opened five new greenfield locations, furthering its platform expansion activities to better serve its customers and to expand its service territory and product offerings.

Balance Sheet, Liquidity and Cash Flow

As of July 31, 2021, the Company had cash on hand of $43.6 million, total debt of $1.1 billion and $354.6 million of available liquidity under its revolving credit facilities. Net debt leverage was 2.7 times as of the end of the quarter, down from 3.0 times at the end of the first quarter of fiscal 2021 but up slightly from the fourth quarter of fiscal 2021 due principally to the funding of the Westside acquisition.

As is typical during its fiscal first quarter, the Company recorded a use of cash from operating activities and free cash flow, which totaled $75.1 million and $81.9 million, respectively, for the quarter ended July 31, 2021. This compared to a use of cash from operating activities and free cash flow of $15.7 million and $20.5 million, respectively, in the first quarter of the prior fiscal year. This increase in the use of cash was related to the Company’s discipline in ensuring product availability and managing price inflation amid an environment of tight and less reliable supply, coupled with the impact of increasing sales on accounts receivable.

Conference Call and Webcast

GMS will host a conference call and webcast to discuss its results for the first quarter of fiscal 2022 ended July 31, 2021 and other information related to its business at 8:30 a.m. Eastern Time on Thursday, September 2, 2021. Investors who wish to participate in the call should dial 877-407-3982 (domestic) or 201-493-6780 (international) at least 5 minutes prior to the start of the call. The live webcast will be available on the Investors section of the Company’s website at www.gms.com. There will be a slide presentation of the results available on that page of the website as well. Replays of the call will be available through October 2, 2021 and can be accessed at 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13722281.

About GMS Inc.

Celebrating the 50th anniversary of its founding in 1971, GMS operates a network of more than 280 distribution centers across the United States and Canada. GMS’s extensive product offering of wallboard, suspended ceilings, steel framing and complementary construction products is designed to provide a comprehensive one-stop-shop for our core customer, the interior contractor who installs these products in commercial and residential buildings.

Use of Non-GAAP Financial Measures

GMS reports its financial results in accordance with GAAP. However, it presents Adjusted net income, free cash flow, Adjusted SG&A, Adjusted EBITDA, and Adjusted EBITDA margin, which are not recognized financial measures under GAAP. GMS believes that Adjusted net income, free cash flow, Adjusted SG&A, Adjusted EBITDA, and Adjusted EBITDA margin assist investors and analysts in comparing its operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s management believes Adjusted net income, Adjusted SG&A, free cash flow, Adjusted EBITDA and Adjusted EBITDA margin are helpful in highlighting trends in its operating results, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates and capital investments. In addition, the Company utilizes Adjusted EBITDA in certain calculations in its debt agreements.

You are encouraged to evaluate each adjustment and the reasons GMS considers it appropriate for supplemental analysis. In addition, in evaluating Adjusted net income, Adjusted SG&A and Adjusted EBITDA, you should be aware that in the future, the Company may incur expenses similar to the adjustments in the presentation of Adjusted net income, Adjusted SG&A and Adjusted EBITDA. The Company’s presentation of Adjusted net income, Adjusted SG&A, Adjusted SG&A margin, Adjusted EBITDA, and Adjusted EBITDA margin should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. In addition, Adjusted net income, free cash flow, Adjusted SG&A and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in GMS’s industry or across different industries. Please see the tables at the end of this release for a reconciliation of Adjusted EBITDA, free cash flow, Adjusted SG&A and Adjusted net income to the most directly comparable GAAP financial measures.

When calculating organic net sales growth, the Company excludes from the calculation (i) net sales of acquired businesses until the first anniversary of the acquisition date, and (ii) the impact of foreign currency translation.

Forward-Looking Statements and Information:

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “confident,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which GMS operates, including in particular residential and commercial construction, and the economy generally, the pricing, demand for complementary products, the continuity of supply of products, service quality, our ability to continue successfully navigating the evolving business environment, strategic growth priorities, growth opportunities from acquisitions and greenfields, and the ability to generate value for our shareholders contained in this press release may be considered forward-looking statements. The Company has based forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control, including current public health issues that may affect the Company’s business. Forward-looking statements involve risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K, and in its other periodic reports filed with the SEC. In addition, the statements in this release are made as of September 2, 2021. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to September 2, 2021.

Contact Information:

Investors:

Carey Phelps

ir@gms.com

770-723-3369

GMS Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)

	Three Months Ended
	July 31,
	2021	2020
Net sales	$1,042,076	$802,573
Cost of sales (exclusive of depreciation and amortization shown separately below)	706,243	542,115
Gross profit	335,833	260,458
Operating expenses:
Selling, general and administrative	214,081	183,112
Depreciation and amortization	27,714	27,097
Total operating expenses	241,795	210,209
Operating income	94,038	50,249
Other (expense) income:
Interest expense	(13,657)	(14,081)
Other income, net	792	655
Total other expense, net	(12,865)	(13,426)
Income before taxes	81,173	36,823
Provision for income taxes	19,971	9,604
Net income	$61,202	$27,219
Weighted average common shares outstanding:
Basic	43,089	42,624
Diluted	43,972	43,017
Net income per common share:
Basic	$1.42	$0.64
Diluted	$1.39	$0.63

GMS Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except per share data)

	July 31, 2021	April 30, 2021
Assets
Current assets:
Cash and cash equivalents	$43,590	$167,012
Trade accounts and notes receivable, net of allowances of $6,989 and $6,282, respectively	656,878	558,661
Inventories, net	470,249	357,054
Prepaid expenses and other current assets	21,812	19,525
Total current assets	1,192,529	1,102,252
Property and equipment, net of accumulated depreciation of $201,441 and $193,364, respectively	323,967	311,326
Operating lease right-of-use assets	138,279	118,413
Goodwill	587,331	576,330
Intangible assets, net	395,647	350,869
Deferred income taxes	17,584	15,715
Other assets	8,744	8,993
Total assets	$2,664,081	$2,483,898
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$329,452	$322,965
Accrued compensation and employee benefits	48,589	72,906
Other accrued expenses and current liabilities	117,107	87,138
Current portion of long-term debt	46,687	46,018
Current portion of operating lease liabilities	36,437	33,474
Total current liabilities	578,272	562,501
Non-current liabilities:
Long-term debt, less current portion	1,016,036	932,409
Long-term operating lease liabilities	102,196	90,290
Deferred income taxes, net	15,055	12,728
Other liabilities	75,279	63,508
Total liabilities	1,786,838	1,661,436
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.01 per share, 500,000 shares authorized; 43,083and 43,073 shares issued and outstanding as of July 31, 2021 and April 30, 2021, respectively	431	431
Preferred stock, par value $0.01 per share, 50,000 shares authorized; 0 shares issued and outstanding as of July 31, 2021 and April 30, 2021	—	—
Additional paid-in capital	542,587	542,737
Retained earnings	335,737	274,535
Accumulated other comprehensive income (loss)	(1,512)	4,759
Total stockholders' equity	877,243	822,462
Total liabilities and stockholders' equity	$2,664,081	$2,483,898

GMS Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended July 31,
	2021	2020
Cash flows from operating activities:
Net income	$61,202	$27,219
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	27,714	27,097
Amortization of debt discount and debt issuance costs	642	753
Equity-based compensation	3,160	2,619
(Gain) loss on disposal and impairment of assets	(78)	394
Deferred income taxes	(140)	(5,241)
Other items, net	1,573	247
Changes in assets and liabilities net of effects of acquisitions:
Trade accounts and notes receivable	(73,479)	(23,013)
Inventories	(87,313)	14,008
Prepaid expenses and other assets	(1,491)	(3,782)
Accounts payable	(4,265)	(33,887)
Accrued compensation and employee benefits	(24,219)	(36,062)
Other accrued expenses and liabilities	21,617	13,937
Cash used in operating activities	(75,077)	(15,711)
Cash flows from investing activities:
Purchases of property and equipment	(6,814)	(4,745)
Proceeds from sale of assets	287	342
Acquisition of businesses, net of cash acquired	(123,049)	(210)
Cash used in investing activities	(129,576)	(4,613)
Cash flows from financing activities:
Repayments on revolving credit facilities	(102,872)	(58,083)
Borrowings from revolving credit facilities	195,049	14,421
Payments of principal on long-term debt	(1,278)	(2,492)
Payments of principal on finance lease obligations	(7,397)	(7,521)
Repurchases of common stock	(3,855)	—
Proceeds from exercises of stock options	863	691
Payments for taxes related to net share settlement of equity awards	(256)	(105)
Proceeds from issuance of stock pursuant to employee stock purchase plan	1,140	1,270
Cash provided by (used in) financing activities	81,394	(51,819)
Effect of exchange rates on cash and cash equivalents	(163)	943
Decrease in cash and cash equivalents	(123,422)	(71,200)
Cash and cash equivalents, beginning of period	167,012	210,909
Cash and cash equivalents, end of period	$43,590	$139,709
Supplemental cash flow disclosures:
Cash paid for income taxes	$1,007	$3,478
Cash paid for interest	8,616	13,115

GMS Inc.

Net Sales by Product Group (Unaudited)

(dollars in thousands)

	Three Months Ended
	July 31, 2021	% of Total	July 31, 2020	% of Total
Wallboard	$390,135	37.4%	$328,085	40.9%
Ceilings	138,071	13.2%	114,643	14.3%
Steel framing	196,276	18.8%	110,532	13.8%
Complementary products	317,594	30.6%	249,313	31.0%
Total net sales	$1,042,076		$802,573

GMS Inc.

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended
	July 31,
	2021	2020
Net income	$61,202	$27,219
Interest expense	13,657	14,081
Interest income	—	(37)
Provision for income taxes	19,971	9,604
Depreciation expense	12,925	12,827
Amortization expense	14,789	14,270
EBITDA	$122,544	$77,964
Stock appreciation expense(a)	892	792
Redeemable noncontrolling interests(b)	310	252
Equity-based compensation(c)	1,958	1,605
Severance and other permitted costs(d)	147	1,947
Transaction costs (acquisitions and other)(e)	575	100
(Gain) loss on disposal and impairment of assets(f)	(78)	394
Effects of fair value adjustments to inventory(g)	1,731	—
EBITDA addbacks	5,535	5,090
Adjusted EBITDA	$128,079	$83,054

Net sales	$1,042,076	$802,573
Adjusted EBITDA Margin	12.3%	10.3%

(a)	Represents changes in the fair value of stock appreciation rights.
(b)	Represents changes in the fair values of noncontrolling interests.
(c)	Represents non-cash equity-based compensation expense related to the issuance of share-based awards.
(d)	Represents severance expenses and other costs permitted in the calculation of Adjusted EBITDA under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs and credits due to COVID-19.
(e)	Represents costs related to acquisitions paid to third parties.
(f)	Includes gains from the sale of assets and impairment of assets resulting from restructuring plans to close certain facilities.
(g)	Represents the non-cash cost of sales impact of acquisition accounting adjustments to increase inventory to its estimated fair value.

GMS Inc.

Reconciliation of Cash Used In Operating Activities to Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended
	July 31,
	2021	2020
Cash used in operating activities	$(75,077)	$(15,711)
Purchases of property and equipment	(6,814)	(4,745)
Free cash flow (a)	$(81,891)	$(20,456)

(a) Free cash flow is a non-GAAP financial measure that we define as net cash provided by (used in) operations less capital expenditures.

GMS Inc.

Reconciliation of Selling, General and Administrative Expense to Adjusted SG&A (Unaudited)

(in thousands)

	Three Months Ended
	July 31,
	2021	2020
Selling, general and administrative expense	$214,081	$183,112

Adjustments
Stock appreciation expense(a)	(892)	(792)
Redeemable noncontrolling interests(b)	(310)	(252)
Equity-based compensation(c)	(1,958)	(1,605)
Severance and other permitted costs(d)	(161)	(1,881)
Transaction costs (acquisitions and other)(e)	(575)	(100)
Gain (loss) on disposal and impairment of assets(f)	78	(394)
Adjusted SG&A	$210,263	$178,088

Net sales	$1,042,076	$802,573
Adjusted SG&A margin	20.2%	22.2%

(a)	Represents changes in the fair value of stock appreciation rights.
(b)	Represents changes in the fair values of noncontrolling interests.
(c)	Represents non-cash equity-based compensation expense related to the issuance of share-based awards.
(d)	Represents severance expenses and other costs permitted in the calculation of Adjusted EBITDA under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs and credits due to COVID-19.
(e)	Represents costs related to acquisitions paid to third parties.
(f)	Includes gains from the sale of assets and impairment of assets resulting from restructuring plans to close certain facilities.

GMS Inc.

Reconciliation of Income Before Taxes to Adjusted Net Income (Unaudited)

(in thousands, except per share data)

	Three Months Ended
	July 31,
	2021	2020
Income before taxes	$81,173	$36,823
EBITDA add-backs	5,535	5,090
Purchase accounting depreciation and amortization (1)	10,318	10,135
Adjusted pre-tax income	97,026	52,048
Adjusted income tax expense	23,771	11,711
Adjusted net income	$73,255	$40,337
Effective tax rate (2)	24.5%	22.5%

Weighted average shares outstanding:
Basic	43,089	42,624
Diluted	43,972	43,017
Adjusted net income per share:
Basic	$1.70	$0.95
Diluted	$1.67	$0.94

(1)	Depreciation and amortization from the increase in value of certain long-term assets associated with the April 1, 2014 acquisition of the predecessor company, the acquisition of Titan and the acquisition of Westside Building Material.

(2)	Normalized cash tax rate excluding the impact of purchase accounting and certain other deferred tax amounts.